UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2012

MUSCLEPHARM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of Principal Executive Offices)

(303) 396-6100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 13, 2012, the Company entered into a Securities Purchase Agreement (the "SPA") with six investors pursuant to which the Company (i) sold 100,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), at a per share price of $0.01 for an aggregate purchase price of up to $1,000,000 and (ii) issued warrants with a term of five years (the “Warrants”) to purchase an aggregate of up to 50,000,000 shares of Common Stock at an exercise price per share of $0.01, subject anti-dilution provisions reducing the exercise price if the Company issues shares for less than the exercise price of the Warrants. The SPA includes price protection provisions whereby for so long as an Investor holds shares of the Common Stock purchased pursuant to the SPA, in the event that the Company issues or sells any shares of Common Stock or any Common Stock equivalent pursuant to which shares of Common Stock may be acquired or issued at a price less than the $0.01 per share purchase price (the "Diluted Price Per Share"), then the Company is obligated to issue additional shares of Common Stock to each such Investor, for no additional consideration, so that the Investor's cost basis in the shares originally purchased plus the shares issued due to the price protection provision equals the Diluted Price Per Share.

Pursuant to the terms of the SPA, the Company may sell an additional 100,000,000 shares of Common Stock and 50,000,000 Warrants in one or more additional closings pursuant to the terms of the SPA; provided, however, that each subsequent closing is for a minimum of $250,000 and the holders of a majority of the Common Stock/Warrants purchased in the initial closing described above have consented to the sale of the additional securities.

Pursuant to a Registration Rights Agreement, the Company is obligated to register for resale with the Securities and Exchange Commission the shares of Common Stock received by the investors in the private placement.

Consulting Agreements

On July 14, 2012, the Company entered into two consulting agreements (the “Consulting Agreement”) with two corporate advisers to provide certain consulting services relating to introducing the Company to banking relationships and advising on corporate structure issues and strategic acquisition planning (the “Services”). Each agreement has a term of 12 months.  In consideration for the Services, the Company agreed to issue as consideration for the Services shares of the Company’s common stock (the “Compensation Shares”) in an amount equal to 4.2% of the outstanding shares of common stock of the Company on a fully diluted (as-converted) basis upon the Company effectuating a contemplated reverse stock split and completion of a qualified financing, which requirement has been met by the completion of the private placement described above. Notwithstanding the foregoing, in the event that the Company fails to consummate the reverse stock split within 45 days from the date of the agreement, the Company is required to take all requisite action to increase the number of its authorized common stock outstanding and issue the Compensation Shares no later than 60 days from the date of the agreement. In addition, until the Company has issued and outstanding 3.5 billion shares of Common Stock (subject to adjustment for stock splits), the Company is obligated to ensure that the Consultant maintains its 4.2% fully diluted equity position by issuing additional shares for no further consideration on a fully diluted basis after future issuances of common stock or securities exercisable for or convertible into common stock (an "Equity Anti-Dilution Adjustment").

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If the Company fails to issue the Compensation Shares within 60 days of the date of the agreement, and such failure remains uncured for 15 days, then the Equity Anti-Dilution Adjustment rights will be extended to a period of two years from the date of the agreement. In addition, the Company shall not affect any change of control transaction unless the Consultant shall have received all of the Compensation Shares it is entitled to receive.

The Company has agreed to register with the Securities and Exchange Commission the Compensation Shares for resale by the Consultants.

Each Consultant is an  “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 3.02. Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, on July 13, 2012, the Company (i) sold 100,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), at a per share price of $0.01 for an aggregate purchase price of up to $1,000,000 and (ii) issued warrants with a term of five years (the “Warrants”) to purchase an aggregate of up to 50,000,000 shares of Common Stock at an exercise price per share of $0.01, subject anti-dilution provisions reducing the exercise price if the Company issues shares for less than the exercise price of the Warrants. The Common Stock and Warrants were sold and issued in a private placement to six "accredited investors," as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2012, the Company appointed Mark Groussman to its Board of Directors. Mr. Groussman's appointment to the Board was pursuant to the terms of one of the Consulting Agreements reported in Item 1.01 above between the Company and Melechdavid, Inc. (the "Consultant"), a corporation owned by Mr. Groussman. Additional terms of the Consulting Agreement are described under Item 1.01 above.

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Biographical Background: Mark Groussman, age 39, was appointed as the Chief Executive Officer of American Strategic Minerals Corporation in June 2012. Mr. Groussman has been a consultant and investor in both private and public companies for the past 11 years. Mr. Groussman has been the managing member of Bull Hunter LLC since 2001 and the president of Melechdavid, Inc. since 2001. Both of these companies invest in small capitalization in private and public companies. Mr. Groussman received his B.A. from George Washington University in 1995 and received a M.S. in Real Estate Finance from New York University in 1999.Mr. Groussman's appointment to the Board was pursuant to the terms of a consulting agreement between the Company and Melechdavid, Inc., a corporation owned by Mr. Groussman.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated July 10, 2012 by and between MusclePharm Corporation and Subscribers set forth therein.
10.2	Consulting Agreement between MusclePharm Corporation and Melechdavid, Inc. dated July 12, 2012.
10.3	Consulting Agreement between MusclePharm Corporation and GRQ Consultants, Inc. dated July 12, 2012.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: July 19, 2012
	By:	/s/ Brad J. Pyatt

Brad J. Pyatt, Chief Executive Officer

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